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                                                                     EXHIBIT T3F

  TABLE SHOWING REFLECTION IN THIS INDENTURE OF CERTAIN PROVISIONS OF THE TRUST
                            INDENTURE ACT OF 1939:/1/

                                                            INDENTURE
TIA SECTION                                                 SECTION
-----------                                                 -------

310(a)(1)a     ......................................       7.10
   (a)(2)      ......................................       7.10
   (a)(3)      ......................................       N.A./2/
   (a)(4)      ......................................       N.A.
   (a)(5)      ......................................       7.10
   (b)         ......................................       7.10

311(a)         ......................................       7.11
   (b)         ......................................       7.11
   (c)         ......................................       N/A

312(a)         ......................................       2.06
   (b)         ......................................       10.03
   (c)         ......................................       10.03

313(a)         ......................................       7.06
   (b)         ......................................       7.06
   (c)         ......................................       7.06
   (d)         ......................................       7.06

314(a)         ......................................       4.02
   (b)         ......................................       N.A.
   (c)(1)      ......................................       10.04; 10.10
   (c)(2)      ......................................       110.04; 10.10
   (c)(3)      ......................................       N.A.
   (d)         ......................................       N.A.
   (e)         ......................................       10.05

315(a)         ......................................       7.01(b)
   (b)         ......................................       7.05; 10.02
   (c)         ......................................       7.01(a)
   (d)         ......................................       7.01(c)
   (e)         ......................................       6.11

_____________

   /1/ This Table shall not, for any purpose, be deemed to be a part of this Indenture.

   /2/  N.A. means Not Applicable.


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                                                                 INDENTURE
TIA SECTION                                                      SECTION
-----------                                                      -------

316(a)(last sentence)                                            2.10
(a)(1)(A)       ..........................................       6.05
(a)(1)(B)       ..........................................       6.04
(a)(2)          ..........................................       N.A.
(b)             ..........................................       6.07

317(a)(1)       ..........................................       6.08
(a)(2)          ..........................................       6.09
(b)             ..........................................       2.05

318(a)          ..........................................       10.01